UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 25, 2005
Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Suite 2100 New York, NY	10111
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 3.02 Unregistered Sales of Unregistered Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1 Indenture, dated January 25, 2005
EX-4.2 Registration Rights Agreement, dated January 25, 2005
EX-99.1 Press Release dated January 20, 2005

Item   1.01   Entry into a Material Definitive Agreement

Item   2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 20, 2005, Antigenics Inc. (“Antigenics”) entered into a definitive agreement to sell an aggregate of $50 million of its 5.25% convertible senior notes due 2025 (the “Notes”) in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The closing of the sale of the Notes occurred on January 25, 2005. In addition, Antigenics has granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $10.0 million of Notes.

The notes will bear an annual interest rate of 5.25 percent and be initially convertible into Antigenics common stock at a conversion price of approximately $10.76 per share (92.9023 shares per $1000 principal amount of the notes), as may be adjusted. On or after February 1, 2012, Antigenics may redeem all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest. Holders of Notes may require Antigenics to repurchase all or part of their Notes on February 1, 2012, February 1, 2015, and February 1, 2020 and in the event of certain fundamental changes in Antigenics, at a price of 100% of the principal amount of Notes plus accrued and unpaid interest. Holders of notes that surrender their notes for conversion in connection with certain fundamental changes that occur before February 1, 2012 may in certain circumstances be entitled to an increase in the conversion rate for the notes surrendered. If not converted, redeemed by Antigenics or repaid pursuant to the holders’ right to require a repurchase, the Notes mature on February 1, 2025.

The Notes will be Antigenics’ senior unsecured obligations and will rank equally with all of its existing and future senior unsecured indebtedness, and will be effectively subordinated to all of Antigenics’ existing and future secured indebtedness and all existing and future liabilities of Antigenics’ subsidiaries, including trade payables. It is contemplated that the notes will be convertible into common stock of the company. The Notes are issued pursuant to the provisions of an Indenture, dated January 25, 2005, between Antigenics and HSBC Bank USA, National Association, as trustee, which is attached hereto as Exhibit 4.1.

In connection with the sale of the Notes, Antigenics entered into a registration rights agreement with the initial purchasers, under which Antigenics has agreed to prepare and file a shelf registration statement with the Securities and Exchange Commission covering the resale of the Notes and the common stock issuable upon conversion of the Notes no later than 120 days following the first date of original issuance of the Notes, and thereafter to use its reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days of the first date of original issuance of the Notes. The registration rights agreement is attached hereto as Exhibit 4.2.

Item   3.02   Unregistered Sales of Unregistered Securities

On January 18, 2005, Antigenics announced its intent to offer up to $60 million aggregate principal amount of convertible senior notes due 2025 (the “Notes”) in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). On January 20, 2005, Antigenics announced that it had priced its offering and entered into a definitive agreement to offer and sell $50 million aggregate principal amount of convertible senior notes in such private placement. Antigenics was advised that the Notes were resold by the initial purchasers to qualified institutional buyers in accordance with Rule 144A under the Act. In addition, Antigenics has granted the initial purchasers a 30-day option to purchase up to an additional $10.0 million of Notes. Aggregate estimated offering expenses in connection with the transaction, including discounts and commissions, were approximately $1.9 million.

The Rule 135c press release relating to the offering is filed as Exhibit 99.1 and is incorporated herein by reference.

Item   9.01   Financial Statements and Exhibits

                    The following exhibits are included herewith:

Exhibit No.	Description of Exhibit
4.1	Indenture, dated January 25, 2005, between the Registrant and HSBC Bank USA, National Association.
4.2	Registration Rights Agreement, dated January 25, 2005, among the Registrant and the initial purchasers.
99.1	Press release dated January 20, 2005, issued by the Registrant, announcing that it had priced its offering, in a private placement, of $50 million aggregate principal amount of its 5.25% convertible senior notes due 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.
	By:	/s/ Peter Thornton
Date: January 25, 2005		Peter Thornton
Chief Financial Officer

EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Indenture, dated January 25, 2005, between the Registrant and HSBC Bank USA, National Association.
4.2	Registration Rights Agreement, dated January 25, 2005, between the Registrant and the initial purchasers.
99.1	Press release dated January 20, 2005, issued by the Registrant, announcing that it had priced its offering, in a private placement, of $50 million aggregate principal amount of its 5.25% convertible senior notes due 2025.